UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

ARNO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52153	52-2286452
(Commission File Number)	(IRS Employer
Identification No.)

200 Route 31 North, Suite 104

Flemington, NJ 08822

(Address of principal executive offices and Zip Code)

(862) 703-7170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 26, 2012, Arno Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified therein (the “Purchasers”) pursuant to which the Company agreed to sell, and the Purchasers agreed to purchase, the Company’s 8% Senior Convertible Debentures due November 26, 2015 (the “Debentures”) in the aggregate principal amount of $12,705,000. In addition to the Debentures, the Company agreed to issue to the Purchasers two series of warrants representing the right to purchase an aggregate of 84,700,000 shares of the Company’s common stock (the “Warrants” and together with the Debentures, the “Securities”). The purchase and sale of the Securities was consummated on November 26, 2012, and resulted in gross proceeds to the Company of $12,705,000 million, before deducting agent fees and other transaction-related expenses of approximately $1.0 million.

The Purchase Agreement contains customary representations, warranties and covenants by each of the Company and the Purchasers. In addition, the Purchase Agreement provides that each Purchaser has a right, subject to certain exceptions described in the agreement, to participate in future issuances of equity and debt securities by the Company for a period of 18 months following the effective date of the Registration Statement (defined below under “—Registration Rights Agreement”). Further, subject to certain exceptions described in the Purchase Agreement, during such 18-month period, the Company may not issue or propose to issue any equity securities without the consent of the holders of two-thirds of the outstanding Securities.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the complete form of agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. On November 27, 2012, the Company issued a press release announcing the issuance and sale of the Debentures and Warrants, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Terms of Debentures.

The Debentures are unsecured obligations, have a term of three years and are convertible into shares of the Company’s common stock at the holder’s election at an initial conversion price of $0.30, subject to adjustment for stock splits, combinations, recapitalization events and certain dilutive issuances (as described below). The Company may also force conversion of the Debentures if, for each day during the 10 trading days prior to such conversion the Company’s common stock trades at or above $1.50 per share and has an average daily volume of at least 100,000 shares (in each case, subject to adjustment for stock splits, combinations and similar recapitalization events). The outstanding principal amount under the Debentures accrues interest at the rate of 8% per annum, payable quarterly in arrears commencing January 1, 2013. The Company may elect to pay such interest in kind by issuing shares of its common stock valued at a price per share equal to 85% of the trailing 20-day volume weighted average price of the Company’s common stock (“VWAP”), provided it has satisfied certain conditions, including that such shares are registered under the Securities Act and that the average daily trading volume of the Company’s common stock is at least 25,000 shares.

The conversion price of the Debentures is subject to a “full-ratchet” anti-dilution provision, such that in the event the Company makes an issuance of common stock (subject to customary exceptions) at a price per share less than the applicable exercise price of the Debentures, the applicable conversion price will be reduced to the price per share applicable to such new issuance. However, after such time as the Company has raised at least $12 million in subsequent equity financings, the conversion price of the Debentures will be subject to a customary weighted-average price adjustment with respect to new issuances.

Upon an “Event of Default,” the holders of the Debentures are entitled to receive a “Mandatory Default Amount,” defined as an amount equal to the sum of (a) the greater of (i) the outstanding principal amount, plus accrued and unpaid interest thereon, divided by the conversion price, or (ii) 115% of the outstanding principal amount owing under the Debentures, plus accrued and unpaid interest, and (b) all other costs, expenses and liquidated damages owing under the Debentures. For purposes of the Debentures, an “Event of Default” includes (1) any default in the payment of amounts due under the Debentures, (2) the Company’s failure to observe or perform its other obligations under the Debentures after written notice and a customary cure period, (3) the Company’s material default of its obligations under the Purchase Agreement and other transaction documents or certain other material agreements, and (4) the Company effecting a “change of control” transaction.

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The foregoing summary of the Debentures is qualified in its entirety by reference to the complete form of Debenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Terms of the Warrants.

In addition to the Debentures, the Company issued to the purchasers “Series A Warrants” to purchase, for a period of 5 years from the date of issuance, 42,350,000 shares of its common stock at an initial exercise price of $0.50 per share, subject to adjustment for stock splits, combinations, recapitalization events and certain dilutive issuances (as described below). The Company also issued to the purchasers “Series B Warrants” to purchase, for a period of 18 months from the date of issuance, an additional 42,350,000 shares of common stock at an initial exercise price of $0.30 per share, subject to adjustment for stock splits, combinations, recapitalization events and certain dilutive issuances (as described below). The Warrants are required to be exercised for cash, provided that if during the term of the Warrants there is not an effective registration statement under the Securities Act covering the resale of the shares issuable upon exercise of the Warrants, then the Warrants may be exercised on a cashless (net exercise) basis. The applicable exercise price of each series of Warrant is subject to a “full-ratchet” anti-dilution provision, such that in the event the Company makes an issuance of common stock (subject to customary exceptions) at a price per share less than the applicable exercise price of the Warrants, the applicable Warrant exercise price will be reduced to the price per share applicable to such new issuance. However, after such time as the Company has raised at least $12 million in subsequent equity financings, the exercise price of the Warrants will be subject to a customary weighted-average price adjustment. In addition to the foregoing adjustments, the exercise price applicable to the Series B Warrants may be increased to $0.40, $0.50 and $0.75 per share on each of the 6, 12 and 18-month anniversaries, respectively, if the VWAP exceeds $0.30, $0.50 and $0.75, respectively, and the daily volume exceeds 100,000 shares during the 10 trading days prior to each applicable anniversary (in each case, subject to adjustment for stock splits, combinations and similar recapitalization events). The Series A Warrants may be redeemed by the Company at a price of $0.01 per Warrant share if, in addition to certain other conditions specified in the Warrants, for a period of 10 consecutive trading days following the effective date of a Securities Act registration statement covering the resale of the Warrant shares, the VWAP is at least $1.50 and the average daily trading volume of the common stock is at least 100,000 shares on each day during such 10-day period (in each case, subject to adjustment for stock splits, combinations and similar recapitalization events).

The foregoing summary of the Warrants is qualified in its entirety by reference to the complete form of Warrant, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Registration Rights Agreement

In connection with the entry into the Purchase Agreement, and as contemplated thereby, on November 26, 2012, the Company entered into a Registration Rights Agreement with each Purchaser. Pursuant to the terms of the Registration Rights Agreement, the Company agreed to file, on or before December 26, 2012 (the “Filing Date”), a registration statement under the Securities Act covering the resale of the shares issuable upon conversion of the Debentures and upon exercise of the Warrants (the “Registration Statement”), and to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter, but not later than 60 days following the date of the Registration Rights Agreement or, if the Registration Statement is subject to review by the Commission staff, not later than 120 days following the date of such agreement (the “Effectiveness Date”). If the Company does not file the Registration Statement by the Filing Date or obtain its effectiveness by the Effectiveness Date, then the Company is required to pay liquidated damages to the Purchasers in an amount equal to 2% of the aggregate purchase price paid by such Purchaser for the Securities per month until the Registration Statement is filed or declared effective, as applicable. The Company is required to maintain the effectiveness of the Registration Statement until all of the shares covered thereby are sold or may be sold pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions and without the requirement that the Company be in compliance with the current public information requirements of Rule 144.

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The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the complete form of such agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The disclosures set forth above under Item 1.01 of this report are incorporated by reference hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

On November 26, 2012, pursuant to the terms of the Purchase Agreement, the Company sold Debentures in the aggregate principal amount of $12,705,000 and Warrants to purchase 84,700,000 shares of the Company’s common stock.  The offer and sale of such Securities pursuant to the terms of the Purchase Agreement constituted a private placement under Section 4(2) of the Securities Act of 1933, as amended, in accordance with Regulation D promulgated thereunder.  The information set forth under Item 1.01 is incorporated herein by reference.

The Securities offered and sold pursuant to the Purchase Agreement will not be or have not been registered under the Securities Act of 1933, as amended or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. As described under Item 1.01, above, the Company has agreed to file a registration statement with the Commission covering the resale of the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 21, 2012, the Company amended its Amended & Restated Certificate of Incorporation that increased the number of shares of common stock that the Company is authorized to issue from 80,000,000 shares to 500,000,000 shares.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Effective as of November 21, 2012, the holders of 19,054,067 shares of the Company’s common stock, which as of such date represented 52.4% of the Company’s issued and outstanding common stock, adopted resolutions approving the amendment to the Company’s Amended & Restated Certificate of Incorporation described in Item 5.03, above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended & Restated Certificate of Incorporation of Arno Therapeutics, Inc.
4.1	Form of 8% Senior Convertible Debenture due November 26, 2015.
4.2	Form of Series A/B Warrant issued November 26, 2012.
10.1	Securities Purchase Agreement dated November 26, 2012 among the Company and the Purchasers named therein.
10.2	Registration Rights Agreement dated November 26, 2012, among the Company and the Holders identified therein.
99.1	Press release of Arno Therapeutics, Inc. dated November 27, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2012

Arno Therapeutics, Inc.

By:	/s/ Glenn R. Mattes
Glenn R. Mattes
President and Chief Executive Officer

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Index to Exhibits Filed with this Report

Exhibit No.	Description

3.1	Certificate of Amendment of Amended & Restated Certificate of Incorporation of Arno Therapeutics, Inc.
4.1	Form of 8% Senior Convertible Debenture due November 26, 2015.
4.2	Form of Series A/B Warrant issued November 26, 2012.
10.1	Securities Purchase Agreement dated November 26, 2012 among the Company and the Purchasers named therein.
10.2	Registration Rights Agreement dated November 26, 2012, among the Company and the Holders identified therein.
99.1	Press release of Arno Therapeutics, Inc. dated November 27, 2012.